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                                                                   EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of PDS Financial Corporation on Form S-8 (File No. 33-85966) and Form S-3 (File No. 333-49199) of our report dated February 23, 1999, on our audits of the consolidated financial statements of PDS Financial Corporation as of and for the years ended December 31, 1998 and 1997, which report is included in this Annual Report on Form 10-KSB.


                                        /s/ PricewaterhouseCoopers LLP



Las Vegas, Nevada
March 25, 1999